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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
20549



Ladies and Gentlemen:

We were previously principal accountants for Donini Inc.and, under the date of August 17, 2001,we reported on the consolidated financial statements of Donini Inc. as of and for the years ended May 31, 2001 and 2000. On October 10, 2002 we resigned as principal accountants. We have read Donini Inc's statements included under Item 4 of its Form 8-KA dated January 31, 2003 and we agree with such statements.

Very truly yours,




Chartered Accountants



Montreal, Canada
January 28, 2003









KPMG LLP, a Canadian owned limited liability partnership established under the
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